Exhibit 4.5 Amended Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock of National Beauty Corp.

                         CERTIFICATE OF AMENDMENT TO THE

                    CERTIFICATE OF DESIGNATION OF THE RIGHTS
                         AND PREFERENCES OF THE SERIES A
              CONVERTIBLE PREFERRED STOCK OF NATIONAL BEAUTY CORP.

Pursuant to NRS.  78.1955 Paragraph 4.

     (a) the original designation of the rights and preferences of the Series A Convertible Preferred Stock of National Beauty Corp. was adopted by the board of directors on October 26, 1998 and the original designation of the rights and preferences of the Series A Convertible Preferred Stock of National Beauty Corp. was previously filed with the Nevada Secretary of State. National Beauty Corp. and the holders of the outstanding Series A Convertible Preferred desire to reduce the number of shares in the Series A Convertible Preferred from 50,000,000 to 40,000,000 shares in order to allow the creation of the Series B 2% Convertible Preferred Stock.

     (b) not applicable.

(c) the holders of all issued and outstanding shares of the Series A Convertible Preferred Stock of National Beauty Corp by unanimous written consent approved the reduction in the number of shares in the Series A Convertible Preferred from 50,000,000 to 40,000,000 shares in order to allow the creation of the Series B 2% Convertible Preferred Stock on August 19, 2002.

     THE  ORIGINAL  DESIGNATION  READS:

     The powers, preferences and rights granted to the Series A Preferred (as defined below) or the holders thereof are as follows:
Designation and Rank.  The series of Preferred Stock shall be designated the
--------------------
"Series A Convertible Preferred Stock" ("Series A Preferred") and shall consist of 50,000,000 shares. The Series A Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as "Preferred Stock" or "Preferred." The Series A Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.
Dividend Rate and Rights.  The holders of the Series A Preferred shall be
------------------------
entitled to receive Common Stock dividends or other distributions when, as, and if declared by the directors of the Corporation, with the holders of the Common Stock on an as converted basis.
Conversion into Common Stock.

Right to Convert.  Each share of Series A Preferred shall be convertible, at the
----------------
option of the holder thereof, at any time after the date of issuance (the "Conversion Date") into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Conversion Ratio").
Mechanics of Conversion.  Before any holder shall be entitled to convert, he
-----------------------
shall surrender the certificate or certificates representing Series A Preferred to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted.

Adjustments to Conversion Ratio.
-------------------------------
Merger or Reorganization. In case of any consolidation or merger of the
------------------------
Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series A Preferred at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Series A Preferred into shares of Common Stock pursuant to this
Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Section 4(a).
Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Series A Preferred has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

No Impairment.  The Corporation will not, by amendment of its Articles of
-------------
Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.
Certificate as to Adjustments.  Upon the occurrence of each adjustment or
-----------------------------
readjustment of the Conversion Ratio of the Series A Preferred pursuant to this
Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio for the Series A Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred. Notices of Record Date. In the event of any taking by the Corporation of a
----------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
Common Stock Reserved.  The Corporation shall reserve and keep available out of
---------------------
its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred.
Liquidation Preference.
----------------------
In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:
The holders of the Series A Preferred shall be entitled to receive, prior to the holders of the other series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Series A Preferred, plus all declared but unpaid dividends with respect to such share.
If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
After payment of the full amounts to the holders of Series A Preferred as set forth above in paragraph (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock). For purposes of this Section 4, and unless a majority of the holders of the Series A Preferred affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.
If any of the assets of the Corporation are to be distributed other than in cash under this Section 4, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.
Voting Rights.  Except as otherwise required by law, the holders of Series A
-------------
Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

Covenants.
---------
In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, do any of the following:
take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;
increase the size of any equity incentive plan(s) or arrangements;
make fundamental changes to the business of the Corporation;
make any changes to the terms of the Series A Preferred or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock; create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding;
accrue any indebtedness in excess of $1,000,000;
make any change in the size or number of authorized directors;
repurchase any of the Corporation's Common Stock;
sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation;
make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Corporation; or make any sale of additional Preferred Stock.

Reissuance.  No share or shares of Series A Preferred acquired by the
----------
Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

Directors.  The holders of Series A Preferred and Common Stock voting together
---------
as a class shall be entitled to elect the directors comprising the Board of Directors (and to fill any vacancies with respect thereto).

     THE  NEW  DESIGNATION  SHALL  READ:

     The powers, preferences and rights granted to the Series A Preferred (as defined below) or the holders thereof are as follows:
1.     Designation and Rank.  The series of Preferred Stock shall be designated
       --------------------
the "Series A Convertible Preferred Stock" ("Series A Preferred") and shall consist of 40,000,000 shares. The Series A Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as "Preferred Stock" or "Preferred." The Series A Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.
Dividend Rate and Rights.  The holders of the Series A Preferred shall be
------------------------
entitled to receive Common Stock dividends or other distributions when, as, and if declared by the directors of the Corporation, with the holders of the Common Stock on an as converted basis.
Conversion into Common Stock.
----------------------------
Right to Convert.  Each share of Series A Preferred shall be convertible, at the
----------------
option of the holder thereof, at any time after the date of issuance (the "Conversion Date") into ten (10) shares of fully paid and nonassessable shares of Common Stock (the "Conversion Ratio").
Mechanics of Conversion.  Before any holder shall be entitled to convert, he
-----------------------
shall surrender the certificate or certificates representing Series A Preferred to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted. Adjustments to Conversion Ratio.
-------------------------------
Merger or Reorganization. In case of any consolidation or merger of the
------------------------
Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series A Preferred at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Series A Preferred into shares of Common Stock pursuant to this
Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Section 4(a).
Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Series A Preferred has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

No Impairment.  The Corporation will not, by amendment of its Articles of
-------------
Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.
Certificate as to Adjustments.  Upon the occurrence of each adjustment or
-----------------------------
readjustment of the Conversion Ratio of the Series A Preferred pursuant to this
Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio for the Series A Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred. Notices of Record Date. In the event of any taking by the Corporation of a
----------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
Common Stock Reserved.  The Corporation shall reserve and keep available out of
---------------------
its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred.

Liquidation Preference.
----------------------
In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:
The holders of the Series A Preferred shall be entitled to receive, prior to the holders of the other series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Series A Preferred, plus all declared but unpaid dividends with respect to such share.
If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
After payment of the full amounts to the holders of Series A Preferred as set forth above in paragraph (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock). For purposes of this Section 4, and unless a majority of the holders of the Series A Preferred affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.
If any of the assets of the Corporation are to be distributed other than in cash under this Section 4, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.
Voting Rights.  Except as otherwise required by law, the holders of Series A
-------------
Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

Covenants.
---------
In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, do any of the following:
take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;
increase the size of any equity incentive plan(s) or arrangements;
make fundamental changes to the business of the Corporation;
make any changes to the terms of the Series A Preferred or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock; create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding;
accrue any indebtedness in excess of $1,000,000;
make any change in the size or number of authorized directors;
repurchase any of the Corporation's Common Stock;
sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation;
make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Corporation; or make any sale of additional Preferred Stock.

Reissuance.  No share or shares of Series A Preferred acquired by the
----------
Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

8. Directors.  The holders of Series A Preferred and Common Stock
---------
voting together as a class shall be entitled to elect the directors comprising the Board of Directors (and to fill any vacancies with respect thereto).

The undersigned being the President and Secretary of the Company hereby declare under penalty of perjury that the foregoing is a true and correct copy of the Amended Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock of National Beauty Corp. duly adopted by the Board of Directors of the Company on August 19, 2002 and duly approved by unanimous written consent of the holders of all issued and outstanding shares of the Series A Convertible Preferred Stock of National Beauty Corp

Dated: August 21, 2002


By:       /s/Edward Roth
          --------------
Name:     Edward Roth
Title:    President




By:      /s/Alisha Roth
          --------------
Name:     Alisha Roth
Title:    Secretary